Exhibit 5

                                FOLEY & LARDNER

CHICAGO                           FIRSTAR CENTER                       SAN DIEGO
JACKSONVILLE                777 EAST WISCONSIN AVENUE              SAN FRANCISCO
LOS ANGELES              MILWAUKEE, WISCONSIN 53202-5367             TALLAHASSEE
MADISON                      TELEPHONE (414) 271-2400                      TAMPA
MILWAUKEE                    FACSIMILE (414) 297-4900           WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
SACRAMENTO

                                  May 18, 1999


PlayCore, Inc.
Riverfront Centre, Suite 204
15 West Milwaukee Street
Janesville, WI  53545

Ladies & Gentlemen:

         We have acted as counsel for PlayCore, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,200,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the PlayCore, Inc. 1996 Incentive Stock Plan (the "Plan").

         In this regard, we have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation in good standing under the laws of the State of Delaware.

         2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Foley & Lardner

                                            FOLEY & LARDNER